electroCore, Inc. Announces $8.145 Million Registered Direct Offering

and Concurrent Private Placements Priced At Market Under Nasdaq Rules

ROCKAWAY, NJ, July 31, 2023 — electroCore, Inc. (Nasdaq: ECOR) (“electroCore” or the “Company”), a commercial-stage bioelectronic medicine and wellness company, today announced that it has agreed to issue and sell to certain institutional and accredited investors an aggregate of 1,675,914 registered shares of common stock (or common stock equivalents) and unregistered warrants to purchase up to an aggregate of 837,955 shares of common stock. Each share of common stock is being sold together with one-half of one warrant at a combined effective offering price of $4.4125 per share and related warrant. The warrants will be exercisable commencing six months after the date of issuance at a price of $4.35 per share and will expire five years after they first become exercisable.

In a separate concurrent private placement, electroCore has also agreed to issue and sell 169,968 of its shares of common stock (or common stock equivalents) and warrants to purchase up to an aggregate of 84,982 shares of common stock, to certain of the Company’s officers and directors. Each share of common stock is being sold together with one-half of one warrant at a combined effective offering price of $4.4125 per share and related warrant. The warrants issued and sold to insiders will have the same terms as the warrants sold to the institutional and accredited investors.

The aggregate gross proceeds to the Company from the issuance and sale of the securities described above is expected to be approximately $8.145 million, before deducting the placement agent’s fees and expenses, and other offering expenses payable by electroCore. The Company currently intends to use the net proceeds from these sales for sales and marketing, working capital and general corporate purposes.

Paulson Investment Company, LLC, is acting as the exclusive placement agent in connection with the sale of the securities described above to the institutional and accredited investors.

The issuance and sale of the securities described above were priced “at market” under Nasdaq rules. The offerings described above are expected to close on or about August 2, 2023, subject to the satisfaction of customary closing conditions.

The shares of common stock (or common stock equivalents) to be purchased by institutional and accredited investors are being offered and sold by the Company pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-262223), including a base prospectus, previously filed with the Securities and Exchange Commission (the “SEC”) on January 18, 2022 and declared effective by the SEC on January 25, 2022. The offering of such securities is being made only by means of a prospectus supplement and the accompanying base prospectus that form a part of the registration statement. A final prospectus supplement and the accompanying base prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying base prospectus may also be obtained, when available, by contacting Donald A. Wojnowski Jr. of Paulson Investment Company, LLC, at (855) 653-3444 or at dwojnowski@paulsoninvestment.com.

The offer and sale of the securities not covered by the registration statement are being made in transactions not involving a public offering and have not been registered in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D promulgated thereunder. The Company has agreed to register the shares of common stock issued in the private placement and the shares of common stock underlying the warrants on a resale registration statement to be filed with the SEC following the closing of the transactions described above.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About electroCore, Inc.

electroCore, Inc. is a commercial stage bioelectronic medicine and wellness company dedicated to improving health through its non-invasive vagus nerve stimulation (“nVNS”) technology platform. The Company’s focus is the commercialization of medical devices for the management and treatment of certain medical conditions and consumer product offerings utilizing nVNS to promote general wellbeing and human performance in the United States and select overseas markets.

For more information, visit www.electrocore.com.

Forward-Looking Statements

This press release and other written and oral statements made by representatives of electroCore may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about the completion of the transactions described in this press release, the satisfaction of customary closing conditions related to such transactions, and the intended use of net proceeds therefrom, as well as statements regarding the Company’s ability to raise additional capital if needed, electroCore’s business prospects and clinical and product development plans; its pipeline or potential markets for its technologies; the timing, outcome and impact of regulatory, clinical and commercial developments; business prospects around its wellness and human performance offerings and other new products and markets, and other statements that are not historical in nature, particularly those that utilize terminology such as "anticipates," "will," "expects," "believes," "intends," and other words of similar meaning, derivations of such words and the use of future dates. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue electroCore’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize gammaCore™, TAC-STIM™, and Truvaga™, the potential impact and effects of COVID-19 on the business of electroCore, electroCore’s results of operations and financial performance, inflation and currency fluctuations, and any measures electroCore has and may take in response to COVID-19 and any expectations electroCore may have with respect thereto, competition in the industry in which electroCore operates and overall economic and market conditions. Any forward-looking statements are made as of the date of this press release, and electroCore assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents electroCore files with the SEC available at www.sec.gov.

Contact:
ECOR Investor Relations
(973) 302-9253
investors@electrocore.com